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                                                                     Exhibit 4.1

                            SIERRA PACIFIC RESOURCES

                              OFFICERS' CERTIFICATE

                                November 16, 2001

       Pursuant to Sections 2.01, 13.04 and 13.05 of the Indenture dated as of May 1, 2001 (as supplemented and amended from time to time, the "Indenture"), between Sierra Pacific Resources (the "Company") and The Bank of New York, as trustee (the "Trustee") and the authority granted in the Resolutions of the Board of Directors of the Company dated November 6, 2001, the undersigned officers of the Company, Dennis D. Schiffel, Senior Vice President and Chief Financial Officer, and Richard K. Atkinson, Treasurer and Investor Relations Officer, hereby certify on behalf of the Company as follows:

       The terms and conditions of the securities described in this Officers' Certificate are as follows (the numbered paragraphs set forth below corresponding to the numbered paragraphs of Section 2.01 of the Indenture, except paragraph 20 below). Certain terms used herein are defined in paragraph 20 of this certificate. Capitalized terms used herein but not defined in said paragraph 20 or elsewhere in this certificate shall have the meanings assigned to them in the Indenture unless the context clearly requires otherwise

1. TITLE; RANKING. The Securities issued under the Indenture shall constitute a new series of Securities and shall be designated "7.93 % Senior Notes due 2007" (the "Senior Notes"). The Senior Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company. The Senior Notes, including the related form of Trustee's certificate of authentication and any applicable legends, shall be issued in substantially the form annexed hereto as EXHIBIT A.

2. MAXIMUM AGGREGATE PRINCIPAL AMOUNT. The maximum aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture (except for the Senior Notes authenticated and delivered upon registration or transfer of or in exchange for, or in lieu of other Senior Notes pursuant to Section 2.06, 2.07, 2.09 or 3.07 of the Indenture) shall be $300,000,000 (or up to $345,000,000 if the Underwriters exercise their over-allotment option as set forth in the Underwriting Agreement).

3. REGISTERED SECURITIES IN GLOBAL FORM, ETC. Initially, the Senior Notes (including the Senior Notes, if any, issued pursuant to the exercise of the Underwriters' over-allotment option as set forth in the Underwriting Agreement) that are components of certain securities of the Company referred to as Corporate PIES (the "Corporate PIES") will be issued in definitive form (the "Certificated Notes") registered in the name of The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), under the Purchase Contract Agreement dated as of November 16, 2001 between the Company and the Purchase Contract Agent (the "Purchase Contract Agreement"). Senior Notes that are not components of Corporate PIES shall initially be issued in the form of one or more global Senior Notes (each a "Global Senior Note") in the name of Cede & Co., as

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       nominee for The Depository Trust Company (the "Depositary"), the initial securities depositary for the Global Senior Notes. The Certificated Notes and the Global Senior Notes may bear such legends as set forth on EXHIBIT A hereto.

       So long as any Senior Notes constitute components of Corporate PIES, they shall be issued in the form of Certificated Notes. Senior Notes that no longer constitute components of Corporate PIES shall be issued in the form of Global Senior Notes. Each Global Senior Note or Certificated Note, as applicable, shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, as custodian of the Global Senior Notes (the "Custodian"), in accordance with instructions as further set forth below. Any endorsement of a Certificated Note to reflect the amount of any decrease in the aggregate principal amount of outstanding Certificated Notes represented thereby shall be made by the Collateral Agent pursuant to and in accordance with instructions as further set forth below.

       No beneficial owner of the Senior Notes shall receive a Certificated Note representing such beneficial owner's interest in such Global Senior Notes, except as provided in Section 2.06 of the Indenture. Unless and until Certificated Notes have been issued to the beneficial owners of the Senior Notes pursuant to Section 2.06 of the Indenture, the rights of the beneficial owners of the Senior Notes shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Depositary and/or the Depositary Participants. The Depositary shall make book-entry transfers among its participants and receive and transmit any payments on the Global Senior Notes to such participants; PROVIDED that, solely for the purposes of determining whether the Holders of the requisite amount of the Senior Notes have voted on any matter provided for in the Indenture, the Company may rely conclusively on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Company by the Depositary setting forth the votes of the beneficial owners of the Senior Notes or assigning the right to vote on any matter to any other Persons either in whole or in part.

       The Company shall execute, and the Trustee shall authenticate and deliver, in each case, pursuant to Section 2.02 of the Indenture, one or more Global Senior Notes that (i) shall represent and be denominated in an amount equal to the aggregate principal amount of all of the Senior Notes to be issued in the form of Global Senior Notes and not yet canceled, (ii) shall be registered in the name of the Depositary for the Senior Notes or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

       Notwithstanding any other provisions of the Indenture (other than the provisions set forth in Section 2.06 of the Indenture), Global Senior Notes may not be transferred as a whole


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       except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners may be transferred or exchanged for Senior Notes not represented by a Global Senior Note, and Senior Notes not represented by a Global Senior Note may be transferred or exchanged for a Global Senior Notes or Senior Notes, in accordance with rules of the Depositary and the provisions of Section
       2.06 of the Indenture.

       Upon initial issuance, the Senior Notes shall be pledged to the Collateral Agent for the benefit of the Company, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Corporate PIES to purchase the Common Stock in accordance with the terms of the Purchase Contract Agreement. The Senior Notes may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in the Indenture, the Pledge Agreement and the Purchase Contract Agreement. To the extent permitted by law, any transfer or purported transfer of any Senior Note not made in accordance with the Indenture shall be null and void. Subject to this Section, the Senior Notes shall be freely transferable.

       If any beneficial interest in a Global Senior Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Senior Note or for Certificated Notes, the principal amount of Senior Notes represented by such Global Senior Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Note by the Collateral Agent or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Senior Note, such other Global Senior Note shall be increased accordingly and an endorsement shall be made on such Global Senior Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

       In the event that any Pledged Senior Notes are to be released from the Pledge of the Pledge Agreement and delivered to the Purchase Contract Agent pursuant to Section 5.2(b) of the Pledge Agreement (a "Released Note"), as a result of the creation of one or more Treasury PIES as provided in Section 5.2 of the Pledge Agreement, such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Certificated Note held by the Collateral Agent reflecting a reduction in the principal amount of such Certificated Note equal in amount (the "Reduced Principal Amount") to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Certificated Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodian to increase the principal amount of a Global Note held by the Custodian in an amount equal to the Reduced Principal Amount by an endorsement made by the Custodian on such Global Note to reflect such increase.

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       In the event that a Senior Note is transferred to the Collateral Agent pursuant to Section 5.3(a) of the Pledge Agreement (a "Subjected Note") in connection with the recreation of Corporate PIES as provided in
       Section 5.3 of the Pledge Agreement, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Certificated Note held by the Collateral Agent reflecting an increase in the principal amount of such Certificated Note equal in amount (the "Increased Principal Amount") to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Certificated Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodian to decrease the principal amount of the Senior Global Note held by the Custodian in an amount equal to the Increased Principal Amount by an endorsement made by the Custodian on such Senior Global Note to reflect such decrease.

4.     Not applicable.

5.     Not applicable.

6. MATURITY. The principal amount of all Outstanding Senior Notes shall be payable at their Stated Maturity on November 15, 2007.

7. INTEREST. The interest rate to be borne by the Senior Notes shall be the Coupon Rate from the Issue Date to, but excluding, either (1) the Remarketing Settlement Date, if there is a Successful Remarketing, or (2) the Purchase Contract Settlement Date, if there is a Failed Remarketing or if there is not a Remarketing at all pursuant to clause (c) of the definition of "Reset Rate" herein, and, in each case, at the Reset Rate thereafter to, but excluding, the Stated Maturity of the Senior Notes.

       Payments of interest on the Senior Notes will include interest accrued to, but excluding, the respective Interests Payment Dates. Interest payments for the Senior Notes shall be computed and paid (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months,
       (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally due and payable; PROVIDED, HOWEVER, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

       Any principal of or installment of interest on the Senior Notes that is overdue shall bear interest at the interest rate then borne by the Senior Notes (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until

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       they are paid or made available for payment, and such interest shall be payable on demand by the Holders.

       Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; PROVIDED that, interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Notes are registered at the close of business on a special record date (as such term is used in Section 2.12 of the Indenture) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of the Senior Notes not less than ten days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as set forth in
       Section 2.12 of the Indenture.

8. PLACE AND METHOD OF PAYMENT. Payments of the principal of and interest on the Senior Notes shall be made by the Company at the office of the Paying Agent which shall initially be The Bank of New York, with any such payment that is due at the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen days prior to the date for payment by the Person entitled thereto.

9. REDEMPTION. The Senior Notes shall not be redeemable at the option of the Company, the Holders or otherwise.

10.    SINKING FUND. There shall be no sinking fund with respect to the Senior
       Notes.

11. DENOMINATIONS. The Senior Notes shall be issued in denominations of $50, or any integral multiple thereof, whether they are issued in global or definitive form.

12.    Not applicable.

13.    Not applicable.

14.    Not applicable.

15.    Not applicable.

16.    Not applicable.

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17.    Not applicable.

18.    Not applicable.

19.    (i) REMARKETING RIGHTS.

       (A) The Senior Notes (1) comprising part of Corporate PIES, other than those Senior Notes of holders that have elected not to participate in the Remarketing pursuant to Section 5.3(e) of the Purchase Contract Agreement, and (2) that no longer comprise a part of the Corporate PIES, if any, that elect to be included in any Remarketing as set forth in
       Section 5.7 of the Pledge Agreement (collectively, the Senior Notes described in clauses (1) and (2), the "Remarketing Senior Notes"), shall be remarketed in the Remarketing pursuant to the Remarketing Procedures. All holders of Senior Notes described in clause (1) above, including those who have attempted to effect a Cash Settlement pursuant to Section
       5.8 of the Purchase Contract Agreement, Early Settlement pursuant to
       Section 5.9 of the Purchase Contract Agreement or Merger Settlement pursuant to Section 5.10 of the Purchase Contract Agreement but have failed to follow the procedures for such settlements shall be deemed to have consented to the Remarketing of their Senior Notes pursuant to the Remarketing Procedures in any Remarketing, or in the case of an unsuccessful Cash Settlement, in the Final Remarketing. The right of each Holder of Senior Notes to have its Senior Notes remarketed will be limited, however, to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes, (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent and (iv) the Remarketing may not commence or be consummated pursuant to applicable law. In addition, all holders of Senior Notes shall be deemed to have consented to the Remarketing Procedures and the terms of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement with respect to the pledge and transfer and other provisions of these agreements with respect to their Senior Notes, pursuant to the terms of such agreements.

       (B) Holders of Senior Notes comprising part of Corporate PIES may elect not to participate in the Remarketing by creating Treasury PIES if they notify the Purchase Contract Agent of such election and deliver the specific U.S. Treasury Security or U.S. Treasury Securities not later than 5:00 p.m. (New York City time) on the Election Date. A Holder that has not timely created Treasury PIES by delivering the Treasury Security or Treasury Securities pursuant to this paragraph and Section 3.13 of the Purchase Contract Agreement shall be deemed to have elected to participate in any Remarketing.

       (C) Holders of Separated Senior Notes may elect to have such Separated Senior Notes remarketed, if such holder delivers (a) to the Trustee and the Collateral Agent a notice of that election, by use of a notice in substantially the form of EXHIBIT B, specifying the aggregate principal amount of Senior Notes to be remarketed, and (b) such Separated Senior Notes, by book-entry transfer or other appropriate procedures, to the Collateral Agent for Remarketing, in each case, by 5:00 p.m. (New York City time) on the Election Date. Once the holder of such Separated Senior Notes delivers such notice and Separated Senior Notes as specified in the preceding sentence, such election may not be withdrawn

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       and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing; PROVIDED, HOWEVER, that if such a holder delivers only such a notice but not the Separated Senior Notes subject to the notice, or vice versa, then none of such holder's Separated Senior Notes shall be included in the Remarketing. On the Business Day immediately preceding the Initial Remarketing Date, the Collateral Agent shall notify the Remarketing Agent of the aggregate number of Separated Senior Notes to be remarketed. If there is a Successful Remarketing, the Collateral Agent shall transfer such Separated Senior Notes in accordance with the instructions provided by the Remarketing Agent pursuant to the Remarketing Agreement. If a Failed Remarketing occurs, the Collateral Agent shall Transfer such Separated Senior Notes to the holders by the end of the Business Day following the Failed Remarketing.

       (ii) REMARKETING AND RATE RESET PROCEDURES.

       (A) On the seventh Business Day prior to the Initial Remarketing Date or the Final Remarketing Date, as applicable, the Company shall give notice of the Remarketing in an Authorized Newspaper, including the specific U.S. Treasury Security or Treasury Securities (including the CUSIP number and/or the principal terms of such Treasury Security or Treasury Securities) that must be delivered by Holders of Corporate PIES that elect not to participate in the Remarketing pursuant to Section 5.3(e) of the Purchase Contract Agreement, no later than 5:00 p.m. (New York City time) on the Election Date. Promptly after 11:00 a.m. (New York City time) on the Business Day preceding the Initial Remarketing Date or the Final Remarketing Date, as applicable, the Purchase Contract Agent shall notify the Remarketing Agent, the Company, the Collateral Agent and the Trustee of the aggregate principal amount of Pledged Senior Notes to be remarketed and the Collateral Agent, having separately notified the Remarketing Agent, the Trustee and the Company of the aggregate principal amount of Separated Senior Notes to be included in the Remarketing by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date or the Final Remarketing Date, as applicable, shall concurrently therewith, pursuant to the Pledge Agreement, deliver for Remarketing to the Remarketing Agent all Remarketing Senior Notes.

       (B) The Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketing Senior Notes pursuant to the Remarketing Agreement. If there is a Successful Remarketing, by approximately 4:30 p.m. (New York City time), on the Remarketing Date, the Remarketing Agent shall advise, by telephone, the Trustee and the other parties specified in the Purchase Contract Agreement, of the Reset Rate determined in the Remarketing and the number of Remarketing Senior Notes remarketed in the Remarketing.

       Upon receipt of the proceeds from a Successful Remarketing, the Remarketing Agent shall:

       (I) deduct and retain an amount equal to .25% of the proceeds of the principal amount of the Remarketing Senior Notes for the performance of its services as Remarketing Agent;

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       (II)    if the Successful Remarketing occurs prior to the third Business
               Day preceding the Purchase Contract Settlement Date, use the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio, in open market transactions and/or at Treasury auctions, in the amount and types of Treasury securities describe in clauses
               (1)(i) and (2)(i) of the definition of Remarketing Value related to the Pledged Senior Notes, and, on or prior to the third Business Day following the Remarketing Date (such date of settlement of the Remarketing, the "Remarketing Settlement Date") deliver such Treasury Portfolio to the Collateral Agent, or (II) if such Successful Remarketing occurs on the Final Remarketing Date, remit to the Collateral Agent the portion of the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to be delivered to the Purchase Contract Agent in settlement of the Purchase Contracts;

       (III) if any Separated Senior Notes were included in such successful Remarketing, remit to the Collateral Agent the remaining portion of the proceeds from the Successful Remarketing of such Separated Senior Notes in an amount described in clauses (1)(ii) and
               (2)(ii) of the definition of Remarketing Value for payment by the Collateral Agent to the holders of such Separated Senior Notes; and

       (IV) remit any remaining balance of such proceeds after the application of such proceeds as set forth in clauses (I) through
               (III) above, if any, to the Purchase Contract Agent for the benefit of the Holders of the remarketed Pledged Senior Notes and to the Collateral Agent for the holders of any remarketed Separated Senior Notes on a pro rata basis;

       PROVIDED, HOWEVER, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on such Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on such Remarketing Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

       Any distributions to Holders of funds described in paragraphs (I) through
       (IV) above shall be payable at the office of the Purchase Contract Agent in The City of New York maintained for that purpose or, at the option of the Holder or the holder of Separated Senior Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register or by wire transfer in immediately available funds to an account specified by the Holder or the holder of Separated Senior Notes, as applicable.

       (C) If a Failed Remarketing occurs:

       (I) The Remarketing Agent shall notify by telephone by 4:00 p.m. (New York City time) on the Final Remarketing Date telephone the Depositary, the

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               Trustee, the Purchase Contract Agent, the Collateral Agent and
               the Company that a Failed Remarketing has occurred.

       (II) The Company shall cause a notice of the Failed Remarketing to be sent to the Holders of all such Senior Notes and to be published in an Authorized Newspaper, in each case, no later than on the Business Day preceding the Purchase Contract Settlement Date.

       (III) By the third Business Day following the Failed Remarketing, the Remarketing Agent shall remit (A) to the Collateral Agent the Remarketing Senior Notes that were formerly components of the Corporate PIES and (B) to the Collateral Agent the Separated Senior Notes, whereupon the Collateral Agent shall transfer such Separated Senior Notes to the related Holders thereof.

       (IV) The Remarketing Agent shall determine the Reset Rate that will be equal to the Two Year Benchmark Treasury in effect on the Purchase Contract Settlement Date plus the Applicable Spread.

       (V) The Collateral Agent, under the Pledge Agreement and for the benefit of the Company, may, on the written direction of the Company, exercise its rights as a secured party with respect to such Pledged Senior Notes, including those actions specified below; PROVIDED that, if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Pledged Senior Notes, any accumulated and unpaid interest on such Senior Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holders of the Corporate PIES to which such Senior Notes relates. Such payment will be made by the Company on or prior to 11:00 a.m. (New York City time), on the Purchase Contract Settlement Date in lawful money of the United States by wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.

       With respect to any Pledged Senior Notes which are subject of a Failed Remarketing, the Collateral Agent, for the benefit of the Company, reserves all of its rights as a secured party with respect thereto and, subject to applicable law, may, on the written direction of the Company,
       (i) retain such Senior Notes in full satisfaction of the Holders' obligations under the related Purchase Contracts or (ii) sell such Senior Notes in one or more public or private sales.

       (D) If all of the holders of Corporate PIES elect not to participate in the Remarketing and no holders of Senior Notes that are not a component of Corporate PIES elect to participate in the Remarketing and deliver their Senior Notes and a notice of such election to the Collateral Agent, pursuant to and in accordance with the Pledge Agreement then, (i) the Remarketing Agent shall, in its sole discretion, determine the rate that, in its judgment, would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate; and (ii) by approximately 4:30

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       p.m. (New York City time), on the third Business Day preceding the
       Purchase Contract Settlement Date, the Remarketing Agent shall advise by telephone (promptly confirmed in writing), the Trustee and the Company of such Reset Rate, whereupon the Company shall notify the Depositary in writing of such Reset Rate. The Remarketing Agent's calculation of the Reset Rate shall be conclusive and binding and the Trustee shall have no responsibility for the calculation thereof.

       (iii) DEPOSITARY'S PROCEDURES, ETC.

       So long as the Corporate PIES, Treasury PIES or the Senior Notes are evidenced by one or more Global Senior Notes deposited with the Depositary or its nominee, the Company shall request, not later than 15 calendar days nor more than 30 calendar days prior to the Remarketing Date, that the Depositary notify, directly or indirectly, each beneficial owner of a Corporate PIES and a Separated Senior Note of the impending Remarketing.

       In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to each Senior Note tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Depositary shall make payment in accordance with its normal procedure; PROVIDED that, the procedures set forth herein, including provisions for payment by purchasers of the Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Senior Notes at the time of the Remarketing, to facilitate the remarketing of the Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify, the settlement procedures set forth herein in order to facilitate the settlement process.

       If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depositary Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depositary Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

       (iv) OTHER MATTERS REGARDING REMARKETING.

       (A) The Remarketing Agent may purchase Remarketing Senior Notes for its own account. However, under no circumstances, shall the Remarketing Agent be obligated to purchase any Senior Notes in connection with a Remarketing and neither the Company nor the Remarketing Agent shall be obligated to provide or liable for any payment upon tender of Senior Notes in a Remarketing.

       (B) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

       (C) Notwithstanding the Pledge and, if applicable, the delivery of Separated Senior Notes to the Collateral Agent for Remarketing, in each case, as set forth herein, the Company's obligation to pay interest, including any accrued and unpaid interest, on all outstanding Senior Notes (whether then comprising a part of Corporate PIES or as Separated Senior Notes) pursuant to the Indenture shall remain unconditional and absolute.

       (v) TAX TREATMENT. The Company agrees, and by purchasing a beneficial ownership interest in the Senior Notes each Holder of Senior Notes will be deemed to have agreed, for United States federal income tax purposes
       (a) to treat the acquisition of a Corporate PIES as the acquisition of a unit consisting of a stock purchase contract and a senior note issued by the Company and to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and
       (b) to be bound by the Company's determination of the "comparable yield" and "project payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes. The Company has determined that the comparable yield is an annual rate of 8.12%, compounded quarterly. Based on the comparable yield, the projected payment schedule per senior note is $0.9802 for the period ending on February 15, 2002, $0.9913 for each subsequent quarter ending on or prior to the initial remarketing date and $1.0663 for each quarter ending after the initial remarketing date (which does not include the payment of principal at maturity).

20.    DEFINITIONS.

       "Applicable Spread" means the spread corresponding to the Prevailing Rating of the Senior Notes, as set forth below, in effect at the close of business on the Business Day immediately preceding the date of the Failed Remarketing, if applicable:

         PREVAILING RATING                           SPREAD
         -----------------                           ------
         AA/Aa2................................      3.00%
         A/A2..................................      4.00%
         BBB/Baa2..............................      5.00%
         Below BBB/Baa2........................      7.00%

       "Authorized Newspaper" has the meaning set forth in Section 1.1(d) of the Purchase Contract Agreement.

       "Business Day" has the meaning set forth in Section 1.1(d) of the Purchase Contract Agreement.

       "Cash Settlement" has the meaning set forth in Section 5.8(a)(i) of the Purchase Contract Agreement.

       "Corporate PIES" has the meaning set forth in Section 1.1(d) of the Purchase Contract Agreement.

       "Early Settlement" has the meaning set forth in Section 5.9(a) of the Purchase Contract Agreement.

       "Election Date" means the fourth Business Day prior to the Initial Remarketing Date.

       "Failed Remarketing" has the meaning set forth in Section 5.3(c) of the Purchase Contract Agreement.

       "Final Remarketing Date" has the meaning set forth in Section 1 of the Remarketing Agreement.

       "Holder" means the beneficial holder of any Senior Notes, whether Pledged Senior Notes or Separated Senior Notes.

       "Initial Remarketing" has the meaning set forth in Section 2(b) of the Remarketing Agreement.

       "Initial Remarketing Date" has the meaning set forth in Section 2(b) of the Remarketing Agreement.

       "Interest Payment Dates" means February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2002.

       "Issue Date" means November 16, 2001.

       "Merger Early Settlement" has the meaning set forth in Section 5.10 of the Purchase Contract Agreement.

       "Outstanding", when used with respect to the Senior Notes means as of the date of determination, all Senior Notes, theretofore authenticated and delivered under the Indenture, except:

       (a) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

       (b) Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402 of the Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Notes;

       (c) Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Indenture; and

       (d) Senior Notes that have been paid pursuant to Section 306 of the Indenture or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands such Senior Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Senior Notes for quorum purposes, Senior Notes owned by the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Senior Notes and
(B) that the pledgee is not the Company or any other obligor upon the Senior Notes or an Affiliate of the Company or such other obligor.

       "Pledge" has the meaning set forth in Section 1 of the Pledge Agreement.

       "Pledge Agreement" means the Pledge Agreement, dated as of November 16, 2001, among the Company, Wells Fargo Bank Minnesota, National Association, as Collateral Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

       "Pledged Senior Note" has the meaning set forth in Section 1 of the Pledge Agreement.

       "Prevailing Rating," for the purposes of the definition of Applicable Spread, means:

       (a) AA/Aa2 if the Senior Notes have a credit rating of AA or better by Standard & Poor's Ratings Services, Inc. ("S&P") AND Aa2 or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

       (b) if not under clause (i) above, then A/A2 if the Senior Notes have a credit rating of A or better by S&P AND A2 or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

       (c) if not under clauses (i) or (ii) above, then BBB/Baa2 if the Senior Notes have a credit rating of BBB or better by S&P AND Baa2 or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

       (d) if not under clauses (i), (ii) or (iii) above, then Below BBB/Baa2.

       Notwithstanding the foregoing, (A) if (i) the credit rating of the Senior Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing", or (ii) the credit rating of the Senior Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Ratings of the Senior Notes shall be deemed to be within a range one full level lower in the table set forth in the definition of Applicable Spread than those actually assigned to the Senior Notes by S&P and Moody's and (B) if the Senior Notes are rated by only one rating agency prior to or on the Remarketing Date, the Prevailing Rating shall at all times be determined without reference to the rating of any other rating agency; PROVIDED that, if no such rating agency shall have in effect a rating for the Senior Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the Prevailing Rating shall be Below BBB/Baa2.

       "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of November 16, 2001, between the Company and The Bank of New York, as Purchase Contract Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

       "Purchase Contract Settlement Date" means November 15, 2005, which is the fourth anniversary of the issuance of the PIES under the Purchase Contract Agreement.

       "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th Business Day preceding such Interest Payment Date, whether the Senior Notes are then issued in global or definitive form.

       "Remarketing" means the remarketing of the Remarketing Senior Notes pursuant to this Officers' Certificate, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement.

       "Remarketing Agent" has the meaning set forth in Section 5.3(b) of the Purchase Contract Agreement.

       "Remarketing Agreement" means the Remarketing Agreement, dated as of November 16, 2001 between the Company and the Remarketing Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

       "Remarketing Procedures" means, collectively, the procedures and requirements relating to the Remarketing and the determination of the Reset Rate as set forth in this Officers' Certificate, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement.

       "Remarketing Senior Notes" has the meaning set forth in paragraph
19(i)(A).

       "Remarketing Settlement Date" means the date of the settlement of any Successful Remarketing, which will be three Business Days after such Remarketing.

       "Remarketing Value" has the meaning set forth in Section 1.1(d) of the Purchase Contract Agreement.

       "Reset Rate" means the interest rate per annum with respect to the Senior Notes that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows:

       (a) in connection with a Successful Remarketing, the interest rate determined by the Remarketing Agent sufficient to allow it to remarket the Remarketing Senior Notes at a price at least equal to the Remarketing Value;

       (b) upon the occurrence of a Failed Remarketing, the Two-Year Benchmark Rate plus the Applicable Spread; or

       (c) if (i) the holders of Pledged Senior Notes have elected not to have their Senior Notes remarketed in accordance with Section 5.3(e) of the Purchase Contract Agreement and (ii) none of the holders of Separated Senior Notes have elected to have their Senior Notes remarketed in accordance with paragraph 19(i)(C) of this Officers' Certificate and Section 5.7 of the Pledge Agreement, the Reset Rate shall be the rate determined, in its sole discretion, by the Remarketing Agent, as the rate that, in its judgment, would have been established had a Remarketing being held on the Final Remarketing Date.

       "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation, and the rules and regulations promulgated thereunder.

       "Separated Senior Notes" means Senior Notes that are not Pledged Senior Notes.

       "Stated Maturity" means November 15, 2007.

       "Subsequent Remarketing" has the meaning set forth in Section 2(c) of the Remarketing Agreement.

       "Subsequent Remarketing Date" has the meaning set forth in Section 2(c) of the Remarketing Agreement.

       "Successful Remarketing has the meaning set forth in Section 2(d) of the Remarketing Agreement.

       "Telerate" means the Moneyline Telerate Service.

       "Transfer" has the meaning set forth in the Pledge Agreement.

       "Treasury PIES" has the meaning set forth in 1.1(d) of the Purchase Contract Agreement.

       "Treasury Security" has the meaning set forth in 1.1(d) of the Purchase Contract Agreement.

       "Two-Year Benchmark Rate" means the bid side rate displayed at 10:00 a.m. (New York City time), on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, as agreed upon by the Company and the Remarketing Agent as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Remarketing Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof). However, if, in the judgment of the Remarketing Agent, after consultation with the Company, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Remarketing Agent and the Company will agree upon another Two-Year Benchmark Rate.

       "Underwriters" means Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Goldman, Sachs & Co. and First Union Securities, Inc., as underwriters under the Underwriting Agreement.

       "Underwriting Agreement" means the Underwriting Agreement dated November 16, 2001 between the Company and the Underwriters.

       The undersigned officers of the Company do hereby further certify, pursuant to Sections 13.04 and 13.05 of the Indenture, as follows:

       (1) We have read the covenants and conditions of the Indenture relating to the issuance authentication and delivery of the Senior Notes and in respect of compliance with which this certificate is furnished, and the definitions in the Indenture relating thereto;

       (2) The statements contained in this certificate are based upon our familiarity with the Indenture, the documents accompanying this certificate and, as to factual matters, upon our discussions with officers and employees of the Company familiar with the facts relating to the matters set forth herein;

       (3) In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

       (4) In our opinion, such conditions and covenants, and all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery by the Trustee of the Senior Notes requested to be authenticated and delivered on the date hereof, have been complied with.

       IN WITNESS WHEREOF, the undersigned has executed this Officers' Certificate as of the date first written above.



                                         By:
                                            ------------------------------------
                                            Richard K. Atkinson
                                            Treasurer and Investor Relations
                                            Officer


                                         By:
                                            ------------------------------------
                                            Dennis D. Schiffel
                                            Senior Vice President and Chief
                                            Financial Officer


Acknowledged and Received on
November __, 2001

THE BANK OF NEW YORK,
as Trustee


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                                                       EXHIBIT A

                       FORM OF 7.93% SENIOR NOTE DUE 2007

       [This Senior Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository Trust Company, a New York corporation (the "Depository"), or a nominee thereof. This Senior Note may not be exchanged in whole or in part for a security registered, and no transfer of this senior note in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the Indenture.]**

       [Unless this certificate is presented by an authorized representative of the Depositary, to Sierra Pacific Resources or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. Or in such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]**


                            SIERRA PACIFIC RESOURCES

                           7.93% SENIOR NOTE DUE 2007

NO.: __________                                           CUSIP NO.:  __________

$______________


       SIERRA PACIFIC RESOURCES, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the "Holder"), the principal sum of _________ Dollars ($_______) [, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]*** on November15, 2007 in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts and to pay interest thereon from November 16, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2002, at the rate of 7.93% per annum to, but excluding, either (1) the Remarketing Settlement Date, if there has been a Successful Remarketing, or (2) the Purchase Contract Settlement Date, if a Failed Remarketing has occurred or, if there is not a Remarketing at all pursuant to clause (c) of the definition of "Reset Rate" in the Officers' Certificate, and at the Reset Rate thereafter, until the principal hereof is paid or made available for payment.

--------
**     Insert in Global Securities.

***    Insert in Global Securities and Pledged Senior Notes.

       Payments of interest on the Senior Notes will include interest accrued to, but excluding, the respective Interests Payment Dates. Interest payments for the Senior Notes shall be computed and paid (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally due and payable; PROVIDED, HOWEVER, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

       Any principal of or installment of interest on the Senior Notes that is overdue shall bear interest at the interest rate then borne by the Senior Notes (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand by the Holders.

       Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; PROVIDED that, interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Notes are registered at the close of business on a special record date (as such term is used in Section 2.12 of the Indenture) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of the Senior Notes not less than ten days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as set forth in Section 2.12 of the Indenture.

       The principal amount of this Senior Note may be increased or decreased as specified in the Officers' Certificate pursuant to which this Senior Note is issued.

       Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



Dated:                                   SIERRA PACIFIC RESOURCES



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                          CERTIFICATE OF AUTHENTICATION


       This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK, as Trustee



                                         By:
                                            ------------------------------------
                                            Authorized Signatory

                            [REVERSE OF SENIOR NOTE]

       1. INDENTURE; NOTES.

          This Senior Note is one of a duly authorized series of Securities of the Company (the "Senior Notes"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Securities are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Senior Note. To the extent that the terms, conditions and other provisions of this Senior Note modify, supplement or are consistent with those of the Indenture, the terms, conditions and other provisions of the Indenture shall govern.

       The maximum aggregate principal amount of Senior Notes that may be authenticated and delivered under the Indenture (except for Senior Notes authenticated and delivered upon registration or transfer of or in exchange for, or in lieu of other Senior Notes pursuant to Section 2.06, 2.07, 2.09 or 3.07 of the Indenture) shall be $300,000,000 (or up to $345,000,000 if the Underwriters exercise their over-allotment option as set forth in the Underwriting Agreement). The Senior Notes are issuable only in denominations of $50 and any integral multiple thereof.

       All capitalized terms that are used but not defined in this Senior Note shall have the meanings assigned to them in the Officers' Certificate.

       2. RANKING.

       The Senior Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

       3. FORM; TRANSFER, REGISTRATION AND EXCHANGE.

       Initially, the Senior Notes (including the Senior Notes, if any, issued pursuant to the exercise of the Underwriters' over-allotment option as set forth in the Underwriting Agreement) that are components of certain securities of the Company referred to as Corporate PIES (the "Corporate PIES") will be issued in definitive form (the "Certificated Notes") registered in the name of The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), under the Purchase Contract Agreement dated as of November 16, 2001 between the Company and the Purchase Contract Agent (the "Purchase Contract Agreement"). Senior Notes that are not components of Corporate PIES shall initially be issued in the form of one or more global Senior Notes (each a "Global Senior Note") in the name of Cede & Co. (as nominee for The Depository Trust Company (the "Depository"), the initial securities depository for the Global Senior Notes. The Certificated Notes and the Global Senior Notes may bear such legends as either the Purchase Contract Agent or DTC, respectively, may reasonably request.

       So long as any Senior Notes constitute components of Corporate PIES, they shall be issued in the form of Certificated Notes. Senior Notes that no longer constitute components of Corporate PIES shall be issued in the form of Global Senior Notes. Each Global Senior Note or Certificated Note, as applicable, shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, as custodian of the Global Senior Notes (the "Custodian"), in accordance with instructions as further set forth below. Any endorsement of a Certificated Note to reflect the amount of any decrease in the aggregate principal amount of outstanding Certificated Notes represented thereby shall be made by the Collateral Agent pursuant to and in accordance with further instructions as set forth below.

       No beneficial owner of the Senior Notes shall receive a Certificated Note representing such beneficial owner's interest in such Global Senior Notes, except as provided in Section 2.06 of the Indenture. Unless and until Certificated Notes have been issued to the beneficial owners of the Senior Notes pursuant to Section 2.06 of the Indenture, the rights of the beneficial owners of the Senior Notes shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Depositary and/or the Depositary Participants. The Depositary shall make book-entry transfers among its participants and receive and transmit any payments on the Global Senior Notes to such participants; PROVIDED that, solely for the purposes of determining whether the Holders of the requisite amount of the Senior Notes have voted on any matter provided for in the Indenture, the Company may rely conclusively on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Company by the Depositary setting forth the votes of the beneficial owners of the Senior Notes or assigning the right to vote on any matter to any other Persons either in whole or in part. The Senior Notes are subject to transfer, registration and exchange as set forth in Section 2.06 of the Indenture, as supplemented by the Officers' Certificate.

       The Company shall execute, and the Trustee shall authenticate and deliver, in each case, pursuant to Section 2.02 of the Indenture, one or more Global Senior Notes that (i) shall represent and be denominated in an amount equal to the aggregate principal amount of all of the Senior Notes to be issued in the form of Global Senior Notes and not yet canceled, (ii) shall be registered in the name of the Depositary for the Senior Notes or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

       Reference is hereby made to Section 2.06 of the Indenture for the provisions relating to the transfer, registration and exchange of the Senior Notes. Notwithstanding any other provisions of the Indenture (other than the provisions set forth in Section 2.06 of the Indenture), Global Senior Notes may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners may be transferred or exchanged for Senior Notes not represented by a Global Senior Note, and Senior Notes not represented by a Global Senior Note may be transferred or exchanged for a Global Senior Notes or Senior Notes, in accordance with rules of the Depositary and the provisions of Section 2.06 of the Indenture.

       If any beneficial interest in a Global Senior Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Senior Note or for Certificated Notes, the principal amount of Senior Notes represented by such Global Senior Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Note by the Collateral Agent or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Senior Note, such other Global Senior Note shall be increased accordingly and an endorsement shall be made on such Global Senior Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

       In the event that any Pledged Senior Notes are to be released from the Pledge of the Pledge Agreement and delivered to the Purchase Contract Agent pursuant to Section 5.2(b) of the Pledge Agreement (a "Released Note"), as a result of the creation of one or more Treasury PIES as provided in Section 5.2 of the Pledge Agreement, such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Certificated Note held by the Collateral Agent reflecting a reduction in the principal amount of such Certificated Note equal in amount (the "Reduced Principal Amount") to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Certificated Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodian to increase the principal amount of a Global Note held by the Custodian in an amount equal to the Reduced Principal Amount by an endorsement made by the Custodian on such Global Note to reflect such increase.

       In the event that a Senior Note is transferred to the Collateral Agent pursuant to Section 5.3(a) of the Pledge Agreement (a "Subjected Note") in connection with the recreation of Corporate PIES as provided in Section 5.3 of the Pledge Agreement, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Certificated Note held by the Collateral Agent reflecting an increase in the principal amount of such Certificated Note equal in amount (the "Increased Principal Amount") to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Certificated Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodian to decrease the principal amount of the Senior Global Note held by the Custodian in an amount equal to the

Increased Principal Amount by an endorsement made by the Custodian on such Senior Global Note to reflect such decrease.

       4. PLEDGE.

       Upon initial issuance, the Senior Notes shall be pledged to the Collateral Agent for the benefit of the Company, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Corporate PIES to purchase the Common Stock in accordance with the terms of the Purchase Contract Agreement. The Senior Notes may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in the Indenture, the Pledge Agreement and the Purchase Contract Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Senior Note not made in accordance with the Indenture shall be null and void. Subject to this Section, the Senior Notes shall be freely transferable.

       5. PLACE AND METHOD OF PAYMENT.

       Payments of the principal of and interest on the Senior Notes shall be made at the office of the Paying Agent, with any such payment that is due at the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen days prior to the date for payment by the Person entitled thereto.

       6. NO REDEMPTION OR SINKING FUND.

       The Senior Notes shall not be redeemable at the option of the Company, the Holders or otherwise; and there shall be no sinking fund with respect to the Senior Notes.

       7. REMARKETING.

       (i) REMARKETING RIGHTS. (A) The Remarketing Senior Notes shall be remarketed in the Remarketing pursuant to the Remarketing Procedures. All holders of PIES Senior Notes, including those who have attempted to effect a Cash Settlement pursuant to Section 5.8 of the Purchase Contract Agreement, Early Settlement pursuant to Section 5.9 of the Purchase Contract Agreement or Merger Settlement pursuant to Section 5.10 of the Purchase Contract Agreement but have failed to follow the procedures for such settlements shall be deemed to have consented to the Remarketing of their Senior Notes pursuant to the Remarketing Procedures in any Remarketing, or in the case of an unsuccessful Cash Settlement, in the Final Remarketing. The right of each Holder of Senior Notes to have its Senior Notes remarketed will be limited, however, to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes, (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent and (iv) the Remarketing may not commenced or be consummated pursuant to applicable law. In addition, all holders of Senior Notes shall be deemed to have consented to the Remarketing Procedures and the terms of the Purchase Contract

Agreement, the Pledge Agreement and the Remarketing Agreement with respect to the pledge and transfer and other provisions of these agreements with respect to their Senior Notes, pursuant to the terms of such agreements.

       (B) Holders of Senior Notes comprising part of Corporate PIES may elect not to participate in the Remarketing by creating Treasury PIES if it notifies the Purchase Contract Agent of such election and delivers the specific U.S. Treasury Security or U.S. Treasury Securities not later than 5:00 p.m. (New York City time) on the Election Date. A Holder that has not so created Treasury PIES by delivering the Treasury Security or Treasury Securities pursuant to this paragraph and Section 3.13 of the Purchase Contract Agreement shall be deemed to have elected to participate in any Remarketing.

       (C) Holders of Separated Senior Notes may elect to have such Separated Senior Notes remarketed, if such holder delivers (a) to the Trustee and the Collateral Agent a notice of that election, by use of a notice in substantially the form of Exhibit B to the Officers' Certificate, specifying the aggregate principal amount of Senior Notes to be remarketed, and (b) such Separated Senior Notes, by book-entry transfer or other appropriate procedures, to the Collateral Agent for Remarketing, in each case, by 5:00 p.m. (New York City time) on the Election Date. Once the holder of such Separated Senior Notes delivers such notice and Separated Senior Notes as specified in the preceding sentence, such election may not be withdrawn and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing; PROVIDED, HOWEVER, that if such a holder delivers only such a notice but not the Separated Senior Notes subject to the notice, or vice versa, then none of such holder's Separated Senior Notes shall be included in the Remarketing. On the Business Day immediately preceding the Initial Remarketing Date, the Collateral Agent shall notify the Remarketing Agent of the aggregate number of Separated Senior Notes to be remarketed. If there is a Successful Remarketing, the Collateral Agent shall transfer such Separated Senior Notes in accordance with the instructions provided by the Remarketing Agent pursuant to the Remarketing Agreement. If a Failed Remarketing occurs, the Collateral Agent shall Transfer such Separated Senior Notes to the holders by the end of the Business Day following the Failed Remarketing.

       (ii) REMARKETING AND RATE RESET PROCEDURES. (A) On the seventh Business Day prior to the Initial Remarketing Date or the Final Remarketing Date, as applicable, the Company shall give notice of the Remarketing in an Authorized Newspaper, including the specific U.S. Treasury Security or Treasury Securities (including the CUSIP number and/or the principal terms of such Treasury Security or Treasury Securities) that must be delivered by Holders of Corporate PIES that elect not to participate in the Remarketing pursuant to Section 5.3(e) of the Purchase Contract Agreement, no later than 5:00 p.m. (New York City time) on the Election Date. Promptly after 11:00 a.m. (New York City time) on the Business Day preceding the Initial Remarketing Date, or the Final Remarketing Date, as applicable, the Purchase Contract Agent shall notify the Remarketing Agent, the Company, the Collateral Agent and the Trustee of the aggregate principal amount of Pledged Senior Notes to be remarketed and the Collateral Agent, having separately notified the Remarketing Agent, the Trustee and the Company of the aggregate principal amount of Separated Senior Notes to be included in the Remarketing by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date or the Final Remarketing Date, as applicable, shall concurrently therewith, pursuant to the Pledge Agreement, deliver for Remarketing to the Remarketing Agent all Remarketing Senior Notes.

       (B) The Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketing Senior Notes pursuant to the Remarketing Agreement. If there is a Successful Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone, the Trustee and the other parties specified in the Purchase Contract Agreement, of the Reset Rate determined in the Remarketing and the number of Remarketing Senior Notes remarketed in the Remarketing.

       Upon receipt of the proceeds from a Successful Remarketing, the Remarketing Agent shall among other actions specified by the Remarketing
Agreement:

       (I) deduct and retain an amount equal to .25% of the proceeds of the principal amount of the Remarketing Senior Notes for the performance of its services as Remarketing Agent;

       (II) if the Successful Remarketing occurs prior to the third Business Day preceding the Purchase Contract Settlement Date, use the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio, in open market transactions and/or at Treasury auctions, in the amount and types of Treasury securities describe in clauses
               (1)(i) and (2)(ii) of the definition of Remarketing Value related to the Pledged Senior Notes, and, on or prior to the third Business Day following the Remarketing Date (such date of settlement of the Remarketing, the "Remarketing Settlement Date") deliver such Treasury Portfolio to the Collateral Agent, or (II) if such Successful Remarketing occurs on the Final Remarketing Date, remit to the Collateral Agent the portion of the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to be delivered to the Purchase Contract Agent in settlement of the Purchase Contracts;

       (III) if any Separated Senior Notes were included in such successful Remarketing, remit to the Collateral Agent the remaining portion of the proceeds from the Successful Remarketing of such Separated Senior Notes in an amount described in clauses (1)(ii) and
               (2)(ii) of the definition of Remarketing Value for payment by the Collateral Agent to the holders of such Separated Senior Notes; and

       (IV) remit any remaining balance of such proceeds after the application of such proceeds as set forth in clauses (I) through
               (III) above, if any, to the Purchase Contract Agent for the benefit of the Holders of the remarketed Pledged Senior Notes and to the Collateral

               Agent for the for the holders of any remarketed Separated Senior Notes on a pro rata basis;

PROVIDED, HOWEVER, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on such Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on such Remarketing Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

       Any distributions to Holders of funds described in paragraphs (I) through
(IV) above shall be payable at the office of the Purchase Contract Agent in The City of New York maintained for that purpose or, at the option of the Holder or the holder of Separated Senior Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register or by wire transfer to an account specified by the Holder or the holder of Separated Senior Notes, as applicable.

       (C) If a Failed Remarketing occurs:

       (I) The Remarketing Agent shall notify by telephone by 4:00 p.m. (New York City time) on the Final Remarketing Date the Depositary, the Trustee, the Purchase Contract Agent, the Collateral Agent and the Company that a Failed Remarketing has occurred.

       (II) The Company shall cause a notice of the Failed Remarketing to be sent to the Holders of all such Senior Notes and to be published in an Authorized Newspaper, in each case, no later than on the Business Day preceding the Purchase Contract Settlement Date.

       (III) By the third Business Day following the Failed Remarketing, the Remarketing Agent shall remit (A) to the Collateral Agent the Remarketing Senior Notes that were formerly components of the Corporate PIES and (B) to the Collateral Agent the Separated Senior Notes, whereupon the Collateral Agent shall transfer such Separated Senior Notes to the related Holders thereof.

       (IV) The Remarketing Agent shall determine the Reset Rate that will be equal to the Two Year Benchmark Treasury in effect on the Purchase Contract Settlement Date plus the Applicable Spread.

       (V) The Collateral Agent, under the Pledge Agreement and for the benefit of the Company, may, on the written direction of the Company, exercise its rights as a secured party with respect to such Pledged Senior Notes, including those actions specified below; PROVIDED that, if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Pledged Senior Notes, any accumulated and unpaid interest on such Senior Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holders of the Corporate PIES to which such Senior Notes relates. Such payment will be made by the Company on or prior to 11:00 a.m. (New York City time), on the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.

       With respect to any Pledged Senior Notes which are subject of a Failed Remarketing, the Collateral Agent, for the benefit of the Company, reserves all of its rights as a secured party with respect thereto and, subject to applicable law, may, on the written directions of the Company, (i) retain such Senior Notes in full satisfaction of the Holders' obligations under the related Purchase Contracts or (ii) sell such Senior Notes in one or more public or private sales.

       (D) If all of the holders of Corporate PIES elect not to participate in the Remarketing and no holders of Senior Notes that are not a component of Corporate PIES elect to participate in the Remarketing and deliver their Senior Notes and a notice of such election to the Collateral Agent, pursuant to and in accordance with the Pledge Agreement then, (i) the Remarketing Agent shall, in its sole discretion, determine the rate that, in its judgment, would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate; and (ii) by approximately 4:30 p.m. (New York City time), on the third Business Day preceding the Purchase Contract Settlement Date, the Remarketing Agent shall advise by telephone (promptly confirmed in writing), the Trustee and the Company of such Reset Rate, whereupon the Company shall notify the Depositary in writing of such Reset Rate.

       The Remarketing Agent's calculation of the Reset Rate shall be conclusive and binding and the Trustee shall have no responsibility for the calculation thereof.

       (iii) DEPOSITARY'S PROCEDURES, ETC.

       So long as the Corporate PIES, Treasury PIES or the Senior Notes are evidenced by one or more Global Senior Notes deposited with the Depositary or its nominee in writing of such Reset Rate, the Company shall request, not later than 15 calendar days nor more than 30 Business Days prior to the Remarketing Date, that the Depositary notify, directly or indirectly, each beneficial owner of a Corporate PIES and of a Separated Senior Note of the impending Remarketing.

         In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to each Senior Note tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Depositary shall make payment in accordance with its normal procedure; PROVIDED that, the procedures set forth herein, including provisions for payment by purchasers of the Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Senior Notes at the time of the Remarketing, to facilitate the tendering and remarketing of the Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior

Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify, the settlement procedures set forth herein in order to facilitate the settlement process.

       If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depositary Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depositary Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

       (iv) OTHER MATTERS REGARDING REMARKETING.

       (A) The Remarketing Agent may purchase Remarketing Senior Notes for its own account. However, under no circumstances, shall the Remarketing Agent be obligated to purchase any Senior Notes in connection with a Remarketing and neither the Company nor the Remarketing Agent shall be obligated to provide or liable for any payment upon tender of Senior Notes in a Remarketing.

       (B) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

       (C) Notwithstanding the Pledge and, if applicable, the delivery of Separated Senior Notes to the Collateral Agent for Remarketing, in each case, as set forth herein, the Company's obligation to pay interest, including any accrued and unpaid interest, on all outstanding Senior Notes (whether then comprising a part of Corporate PIES or as Separated Senior Notes) pursuant to the Indenture shall remain unconditional and absolute.

       8. DEFAULT AND REMEDIES.

       If an Event of Default with respect to Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect and consequent remedies to the Holders, in each case, as provided in the Indenture.

       No Holder of any Senior Note shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a Continuing Event of Default and unless the Holders of not less than 25% in aggregate principal amount of the Senior Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and the Holders of a majority in principal amount of then Outstanding Senior Notes shall have not given the Trustee a direction inconsistent with such request, it being understood and intended, and being expressly covenanted by the Holders of every Senior Note with every other Holder and the Trustee, that no one or more Holders of Senior shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holder of Senior Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Senior Notes. For the protection and enforcement of the provisions of the Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

       9. TAX TREATMENT.

       The Company agrees, and by purchasing a beneficial ownership interest in the Senior Notes each Holder of Senior Notes will be deemed to have agreed, for United States federal income tax purposes (a) to treat the acquisition of a Corporate PIES as the acquisition of a unit consisting of a stock purchase contract and a senior note issued by the Company and to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (b) to be bound by the Company's determination of the "comparable yield" and "project payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes. The Company has determined that the comparable yield is an annual rate of 8.12%, compounded quarterly. Based on the comparable yield, the projected payment schedule per senior note is $0.9802 for the period ending on February 15, 2002, $0.9913 for each subsequent quarter ending on or prior to the initial remarketing date and $1.0663 for each quarter ending after the initial remarketing date (which does not include the payment of principal at maturity).

       10. AMENDMENT; SUPPLEMENTS; AND WAIVERS.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Notes then Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Notes Outstanding, on behalf of the Holders of all Senior Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

       11. OBLIGATION ABSOLUTE AND UNCONDITIONAL.

       No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

       12. SEVERABILITY.

       If any provision in this Senior Note is unenforceable in any jurisdiction, then to the fullest extent permitted bylaw, (i) the other provisions of this Senior Note shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision of this Senior Note in any jurisdiction shall not in any way affect the validity or enforceability of such provision any other jurisdiction.

       13. GOVERNING LAW.

       THIS SENIOR NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       14. JURISDICTION; VENUE.

       The Company submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Senior Note or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

       15. COPIES OF THE INDENTURE.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Sierra Pacific Resources
               6100 Neil Road
               Reno, Nevada  89520-3150
               Attention:  Treasurer

                                  ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -               as tenants in common

TEN ENT -               as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -     ____________________ Custodian for _____________________
                            (CUSTODIAN)                            (MINOR)

                        Under Uniform Gifts to Minors Act of


                        -------------------------------
                                   (STATE)

Additional abbreviations may also be used though not on the above list.


          -------------------------------------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto


--------------------------------------------------------------------------------
                            (INSERT NAME OF ASSIGNEE)


--------------------------------------------------------------------------------
 (INSERT SOCIAL SECURITY, TAXPAYER I.D. OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


--------------------------------------------------------------------------------
                          (INSERT ADDRESS OF ASSIGNEE)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
agent to transfer said Senior Note on the books of Sierra Pacific Resources, with full power of substitution in the premises.

Dated: _______________ __, _____
                                    --------------------------------------
                                    Signature


                                    --------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate PIES Certificates in every particular, without alteration or enlargement or any change whatsoever.

                                    Signature Guarantee:
                                                        ------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                       SCHEDULE OF INCREASES OR DECREASES

       The following increases or decreases in this Global Senior Note have been made:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                PRINCIPAL AMOUNT OF
                           AMOUNT OF DECREASE       AMOUNT OF INCREASE IN          SENIOR NOTES
                           IN PRINCIPAL AMOUNT       PRINCIPAL AMOUNT OF         EVIDENCED BY THE            SIGNATURE OF
                             OF SENIOR NOTES             SENIOR NOTES           GLOBAL SENIOR NOTE        AUTHORIZED OFFICER
                            EVIDENCED BY THE           EVIDENCED BY THE           FOLLOWING SUCH             OF TRUSTEE OR
          DATE             GLOBAL SENIOR NOTE         GLOBAL SENIOR NOTE       DECREASE OR INCREASE        COLLATERAL AGENT
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT B

                     NOTICE TO TRUSTEE AND COLLATERAL AGENT
                         REGARDING OPTIONAL REMARKETING

Wells Fargo Bank Minnesota, N.A., as Collateral Agent
Corporate Trust
Sixth and Marquette
MAC N9303-120
Attention:  Jane Schweiger
Facsimile:  (612) 667-9825


The Bank of New York, as Indenture Trustee
Corporate Trust Division
5 Penn Plaza--13th Floor
New York, NY 10001-1810
Attention:  Stacey B. Poindexter
Facsimile (212) 896-7299


       Re:  SENIOR NOTES OF SIERRA PACIFIC RESOURCES


       Reference is made to Indenture dated as of May 1, 2000 (the "Indenture"), between Sierra Pacific Resources (the "Company") and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein but not defined shall have the meanings set forth in the Indenture.

       The undersigned hereby notifies you in accordance with paragraph 19(i)(A) of the Officers' Certificate and Section 5.7 of the Pledge Agreement that the undersigned Holder elects to have $____________ aggregate principal amount of Senior Notes included in the Remarketing and will deliver such Senior Notes to _______ for that purpose. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Senior Notes tendered hereby.

       The undersigned hereby instructs you, upon receipt of the Proceeds of such Remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of a unsuccessful Remarketing, upon receipt of the Senior Notes tendered herewith from the Remarketing Agent, to deliver the Senior Notes to the person(s) and at the address(es) indicated herein under "B. Delivery Instructions." The undersigned acknowledges and agrees that the Collateral Agent and the Remarketing Agent may withhold from the Proceeds such amounts as they may determine to be appropriate in respect of taxes which may be applicable.

       With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and
(ii) agrees to be bound by the terms and conditions of the Indenture, the Remarketing Agreement and the Pledge Agreement.

Please print name and address of Holder:



------------------------------------
       Name


------------------------------------
Social Security or other Taxpayer
Identification Number, if any


------------------------------------
       Address


------------------------------------


       (A) Payment Instructions

           ------------------------------------

           ------------------------------------

       (B) Delivery Instructions

           ------------------------------------

           ------------------------------------

                                                                       EXHIBIT C

                    INSTRUCTION FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT

Wells Fargo Bank Minnesota, N.A., as Collateral Agent
Corporate Trust
Sixth and Marquette
MAC N9303-120
Attention:  Jane Schweiger
Facsimile:  (612) 667-9825

       Re: SENIOR NOTES OF SIERRA PACIFIC RESOURCES

       Reference is made to the Pledge Agreement, dated as of November __, 2001 (the "Pledge Agreement"), among Sierra Pacific Resources (the "Company"), [you, as Collateral Agent and Securities Intermediary,] and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of PIES from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

       The undersigned hereby notifies you in accordance with Section 5.8 of the Pledge Agreement, that the undersigned has received notice from the Holder named below (the "Holder") that the Holder has elected not to participate in the Remarketing, as permitted under Section 5.3(e) of the Purchase Contract Agreement through the compliance with the procedures for creating Treasury PIES set forth in Section 3.13 of the Purchase Contract Agreement on or prior to 10:00 a.m. (New York City time), on the Election Date.

       Accordingly, the undersigned hereby notifies you in accordance with
Section 3.13 of the Purchase Contract Agreement and Section 5.2 of the Pledge Agreement that the Holder has elected to substitute $______________ Value of Treasury Securities in exchange for an equal Value of Pledged Senior Notes and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities to the Securities Intermediary, for credit to the Collateral Account.

       The undersigned hereby requests that you as the Collateral Agent, upon confirmation from the Securities Intermediary that such Treasury Securities have been credited to the Collateral Account, release to us for delivery to such Holder _________ principal amount of the Pledged Senior Note in accordance with
Section 5.2 of the Pledge Agreement.



                                         The Bank of New York,
                                         as Purchase Contract Agent

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         Date:
                                              ---------------------------------